Exhibit 99.1

N E W S   R E L E A S E

CONTACT:	Marguerite Nader	FOR IMMEDIATE RELEASE
	(312) 279-1486	April 16, 2012

ELS REPORTS FIRST QUARTER RESULTS

Stable Core Performance

CHICAGO, IL – April 16, 2012 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (the “Company”) today announced results for the three months ended March 31, 2012. A supplemental package with additional information regarding March 31, 2012 results and 2012 guidance is available via the Company’s website in the Investor Information section under Quarterly Supplemental Packages and will be filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K that will be filed on April 17, 2012.

a)	Financial Results

For the three months ended March 31, 2012, Funds From Operations (“FFO”) were $58.7 million, or $1.29 per share on a fully-diluted basis, compared to $41.6 million, or $1.17 per share on a fully-diluted basis, for the same period in 2011 (see below regarding the impact of rental home depreciation). For the three months ended March 31, 2012, net income available to common stockholders was $12.4 million, or $0.30 per share on a fully-diluted basis, compared to net income available to common stockholders of $19.0 million, or $0.61 per share on a fully-diluted basis, for the same period in 2011. See the attachment to this press release for a reconciliation of FFO and FFO per share to net income available to common shares and net income per common share, respectively, the most directly comparable GAAP measures.

The attached income statement presents rental home operations under the Revenue and Expense line items in our financial statements for the three months ended March 31, 2012 and 2011 within the Rental home income and Rental home operating and maintenance line items, respectively. Rental home operations were previously reported net in the Ancillary services revenues, net line item. Rental home depreciation expense is presented in the Depreciation on real estate and other costs line item and will be added back to net income available for Common Shares in calculating FFO. The impact of this change to FFO and FFO per share for the three months ended March 31, 2012 and 2011 is $1.4 million, or $0.03 per share on a fully-diluted basis and $0.9 million, or $0.03 per share on a fully-diluted basis, respectively. Rental home operations are now included in income from property operations. The supplemental package includes additional information related to historical FFO and FFO per share adjusted for rental home depreciation. The Company believes that these changes enhance transparency and assist with comparability to other real estate companies.

b)	Portfolio Performance

Revenues for the current quarter were negatively impacted by the temporary cessation of right-to-use contract (membership upgrades) sales in connection with sales force training and the roll out of new membership upgrade products. As a result, membership upgrade sales, which were included in right-to-use contracts current period, gross, were down $1.6 million compared to the same period in 2011. The first quarter 2012 decrease in right-to-use contracts was offset by a decrease in sales and marketing expenses and the net contribution from these activities for the three months ended March 31, 2012 is a decline of $1.0 million compared to the same period in 2011.

For the three months ended March 31, 2012 property operating revenues, excluding deferrals, were $174.0 million, compared to $133.0 million in the same period in 2011.

For the three months ended March 31, 2012, excluding right-to-use contracts, our Core property operating revenues increased approximately 2.4 percent as compared to the same period in 2011. Core property operating expenses, excluding sales and marketing, for the three months ended March 31, 2012 increased approximately 2.2 percent, resulting in an increase of approximately 2.6 percent to income from Core property operations over the same period in 2011.

c)	Balance Sheet

Our cash balance as of March 31, 2012 was approximately $103.0 million. Our average long-term debt balance was approximately $2.3 billion during the three months ended March 31, 2012, with a weighted average interest rate, including amortization, of approximately 5.3 percent per annum and weighted average maturity of five years. Interest coverage was approximately 3.2 times in the three months ended March 31, 2012.

The Company has approximately $34.4 million of secured mortgage debt that matures in 2012. The Company recently locked a weighted average interest rate of 4.82 percent on approximately $155.5 million of financing on two resort properties and one manufactured home property that are currently encumbered by $97.6 million of financing that matures on May 1, 2013 and June 1, 2014 has a weighted average interest rate of 5.51 percent. However, there can be no assurance as to the amounts, timing, terms or certainty of anticipated financing.

d)	Guidance

The supplemental package contains information on 2012 guidance. Guidance now excludes one property in Michigan that the Company has not purchased to date and may or may not acquire in the future and is under no obligation to do so.

The Company’s guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2012 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; (vi) our ability to retain and attract customers renewing, upgrading or entering right-to-use contracts, (vii) performance of the chattel loans purchased by us in connection with the Acquisition, and (viii) our ability to integrate and operate the recent acquisitions in accordance with our estimates. Results for 2012 also may be impacted by, among other things (i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; (ii) variability in income from home sales operations, including anticipated expansion projects; (iii) potential effects of uncontrollable factors such as environmental remediation costs and hurricanes; (iv) potential acquisitions, investments and dispositions; (v) mortgage debt maturing during 2012; (vi) changes in interest rates; and (vii) continued initiatives regarding rent control legislation in California and related legal fees. Quarter-to-quarter results during the year are impacted by the seasonality at certain of the properties.

As of April 16, 2012, Equity LifeStyle Properties, Inc. owns or has an interest in 382 quality properties in 32 states and British Columbia consisting of 141,081 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

A live webcast of Equity LifeStyle Properties, Inc.’s conference call discussing these results will be available via the Company’s website in the Investor Information section at www.equitylifestyle.com at 10:00 a.m. Central time on April 17, 2012.

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2012 estimated net income and funds from operations;

•	the Company’s ability to manage counterparty risk;

•

in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the recent acquisitions and the Company’s estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with the recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Tables follow:

Equity LifeStyle Properties, Inc.

Selected Financial Data

(Unaudited)

(Amounts in thousands except for per share data)

	Three Months Ended
	March 31, 2012	March 31, 2011(1)
Revenues:
Community base rental income	$102,954	$66,183
Rental home income	3,043	1,430
Resort base rental income	37,579	36,468
Right-to-use annual payments	11,751	12,012
Right-to-use contracts current period, gross	2,244	3,853
Right-to-use contracts, deferred, net of prior period amortization	(607)	(2,496)
Utility and other income	16,403	13,062
Gross revenues from home sales	2,060	1,357
Brokered resale revenues, net	329	253
Ancillary services revenues, net	1,417	1,283
Interest income	2,630	1,039
Income from other investments, net	1,488	699

Total revenues	181,291	135,143

Expenses:
Property operating and maintenance	54,442	44,311
Rental home operating and maintenance	1,605	829
Real estate taxes	12,522	8,057
Sales and marketing, gross	1,643	2,256
Sales and marketing, deferred commissions, net	(242)	(1,000)
Property management	9,751	8,463
Depreciation on real estate and other costs	26,099	18,173
Amortization of in-place leases	18,365	—
Cost of home sales	2,216	1,419
Home selling expenses	333	477
General and administrative	6,232	5,647
Rent control initiatives	292	112
Depreciation on corporate assets	187	162
Interest and related amortization	30,956	21,389

Total expenses	164,401	110,295

Income before equity in income of unconsolidated joint ventures	16,890	24,848

Equity in income of unconsolidated joint ventures	763	784

Consolidated net income	17,653	25,632

Income allocated to non-controlling interest - Common OP Units	(1,191)	(2,621)
Income allocated to non-controlling interest - Perpetual Preferred OP Units	—	(2,801)
Series A Redeemable Perpetual Preferred Stock Dividends	(4,031)	(1,250)

Net income available for Common Shares	$12,431	$18,960

Net income per Common Share – Basic	$0.30	$0.61
Net income per Common Share – Fully Diluted	$0.30	$0.61

Average Common Shares – Basic	41,088	30,996
Average Common Shares and OP Units – Basic	45,069	35,330
Average Common Shares and OP Units – Fully Diluted	45,369	35,609

(1)	Certain 2011 amounts have been reclassified to conform to the 2012 presentation. This reclassification had no material effect on the statement of operations.

Equity LifeStyle Properties, Inc.

(Unaudited)

Reconciliation of Net Income to FFO and FAD	Three Months Ended
(amounts in 000s, except for per share data)	March 31, 2012	March 31, 2011(3)
Computation of funds from operations:
Net income available for Common Shares	$12,431	$18,960
Income allocated to common OP Units	1,191	2,621
Right-to-use contract upfront payments, deferred, net (1)	607	2,496
Right-to-use contract commissions, deferred, net(2)	(242)	(1,000)
Depreciation on real estate assets and other	24,698	17,314
Depreciation on rental homes(3)	1,401	859
Amortization of in-place leases	18,365	—
Depreciation on unconsolidated joint ventures	295	307

Funds from operations (FFO)	$58,746	$41,557

Non-revenue producing improvements to real estate	(4,818)	(2,831)

Funds available for distribution (FAD)	$53,928	$38,726

FFO per Common Share – Basic	$1.30	$1.18
FFO per Common Share – Fully Diluted	$1.29	$1.17

FAD per Common Share – Basic	$1.20	$1.10
FAD per Common Share – Fully Diluted	$1.19	$1.09

1)	The Company is required by GAAP to defer recognition of the non-refundable upfront payments from the entry of right-to-use contracts over the estimated customer life. The customer life is currently estimated to range from one to 31 years and is determined based upon historical attrition rates provided to the Company by Privileged Access. The amount shown represents the deferral of a substantial portion of current period contract sales, offset by the amortization of prior period sales.
2)	The Company is required by GAAP to defer recognition of the commission paid related to the entry of right-to-use contracts. The deferred commissions will be amortized on the same method as the related non-refundable upfront payments from the entry of right-to-use contracts. The amount shown represents the deferral of a substantial portion of current period contract commissions, offset by the amortization of prior period commissions.
3)	For the three months ended March 31, 2012, the Company determined FFO and FAD excluding rental home depreciation expense. To conform with the 2012 presentation of FFO and FAD, rental home depreciation expense was added back to FFO and FAD for the three months ended March 31, 2011. See the supplemental package for the presentation of historical FFO for the years of 2011 and 2010.

Equity LifeStyle Properties, Inc.

(Unaudited)

Total Common Shares and OP Units Outstanding:	As of March 31, 2012	As of December 31, 2011
Total Common Shares Outstanding	41,297,872	41,078,200
Total Common OP Units Outstanding	3,956,770	4,103,067

Selected Balance Sheet Data:	March 31, 2012 (amounts in 000s)	December 31, 2011 (amounts in 000s)
Net investment in real estate	$3,232,146	$3,265,447
Cash and short-term investments	$102,972	$70,460
Total assets	$3,492,569	$3,496,101

Mortgage notes payable	$2,075,441	$2,084,683
Term loan	$200,000	$200,000
Unsecured lines of credit(1)	$—	$—
Total liabilities	$2,498,173	$2,496,821
8.034% Series A Cumulative Redeemable Perpetual Preferred Stock	$200,000	$200,000
Total equity	$794,396	$799,280

(1)	As of March 31, 2012, the Company had an unsecured line of credit with a borrowing capacity of $380.0 million which accrued interest at a rate of LIBOR plus 1.65% to 2.50% per annum and contained a 0.30% to 0.40% facility fee. The unsecured line of credit matures on September 18, 2015 and has an eight-month extension option.

Summary of Total Sites as of March 31, 2012:

Sites
Community sites	74,100
Resort sites:
Annuals	21,000
Seasonal	9,000
Transient	9,600
Membership (1)	24,300
Joint Ventures (2)	3,100

141,100

(1)	Sites primarily utilized by approximately 97,000 members.
(2)	Joint Venture income is included in Equity in income from unconsolidated joint ventures.

Equity LifeStyle Properties, Inc.

(Unaudited)

Manufactured Home Site Figures and Occupancy Averages: (1)	Three Months Ended
	March 31, 2012	March 31, 2011
Total Sites	74,077	44,234
Occupied Sites	66,021	40,006
Occupancy %	89.1%	90.4%
Core (2) Occupancy %	91.3%	90.7%
Monthly Base Rent Per Site	$519.80	$551.45
Core Monthly Base Rent Per Site $51	$564.70	$551.51

	Three Months Ended
Home Sales: (1) (Dollar amounts in thousands)	March 31, 2012	March 31, 2011
New Home Sales Volume	13	21
New Home Sales Gross Revenues	$704	$811

Used Home Sales Volume	314	153
Used Home Sales Gross Revenues	$1,356	$546

Brokered Home Resale Volume	263	205
Brokered Home Resale Revenues, net	$329	$253

(1)	Results of continuing operations, excludes discontinued operations.
(2)	The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. The 2012 Core Portfolio includes all Properties acquired prior to December 31, 2010 and which have been owned and operated by the Company continuously since January 1, 2011. Core growth percentages include rental home operations and excludes the impact of GAAP deferrals of membership sales and related commission.

Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

Funds from Operations (“FFO”), is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

The Company defines FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in its calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. The company computes FFO in accordance with its interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REIT’s that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the company does. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of its liquidity, nor is it indicative of funds available to fund our cash needs, including its ability to make cash distributions.